UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-24061	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York 14450	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Registration of Securities of Successor Issuer Under Section 12(b) of the Securities Exchange Act of 1934 Pursuant to Rule 12g-3 Under the Securities Exchange Act of 1934

On February 28, 2007, PAETEC Corp., a Delaware corporation (“PAETEC”), and US LEC Corp., a Delaware corporation (“US LEC”), completed their combination by merger pursuant to the Merger Agreement, dated as of August 11, 2006, as amended (the “Merger Agreement”), among PAETEC, US LEC, PAETEC Holding Corp, a Delaware corporation (the “Company”), WC Acquisition Sub U Corp., a Delaware corporation, and WC Acquisition Sub P Corp., a Delaware corporation. In accordance with the Merger Agreement, WC Acquisition Sub P Corp. merged with and into PAETEC and WC Acquisition Sub U Corp. merged with and into US LEC. PAETEC and US LEC were the surviving corporations of the mergers and are wholly-owned subsidiaries of the Company.

Immediately before the completion of the merger transactions, the common stock of US LEC was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 28, 2007, in connection with the completion of the merger transactions, the Company’s common stock, par value $0.01 per share, is deemed registered under Section 12(b) of the Exchange Act by operation of paragraph (a) of Rule 12g-3 under the Exchange Act. As a result, the Company has succeeded to the reporting status of US LEC under the Exchange Act and hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Press Release

On February 28, 2007, PAETEC and US LEC issued a joint press release announcing the closing of their combination by merger. The full text of this press release is filed with this report as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number
99	Joint Press Release of PAETEC Corp. and US LEC Corp. dated February 28, 2007 announcing the closing of their combination by merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: February 28, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99	Joint Press Release of PAETEC Corp. and US LEC Corp. dated February 28, 2007 announcing the closing of their combination by merger.

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